Exhibit 99.1

Avalanche Treasury Company Reports Second Quarter 2026 Financial Results

NEW YORK, August 26, 2026 – Avalanche Treasury Company (Nasdaq: AVAT) (“AVAT” or the “Company”), a publicly traded digital asset treasury company focused on the Avalanche ecosystem, today presented its financial results for the second quarter ending June 30, 2026.

The company today announced that its Board of Directors has approved a 10 million dollar share repurchase program for the repurchase of company class A stock. We believe this is one of the tools we have at our disposal to create shareholder value while this perceived disconnect exists in the market.

“Our second quarter marked an important milestone for AVAT as we completed our business combination and began trading publicly on Nasdaq,” said Bart Smith, Chief Executive Officer of AVAT. “While digital asset prices have faced significant pressure, we believe the underlying fundamentals of blockchain adoption tell a very different story. With record network activity and marquee institutional partnerships, Avalanche continues to demonstrate the kind of growth and adoption we believe will define the next generation of global financial infrastructure. Institutions are moving beyond exploration and increasingly toward implementation across stablecoins, tokenization, payments and real-world assets. Against that backdrop, we remain focused on executing our long-term strategy: accumulating AVAX, productively deploying our treasury and positioning AVAT to participate in the continued institutional adoption of Avalanche.”

Second Quarter 2026 Highlights

•	Completed the Company’s business combination and began trading on Nasdaq under the ticker AVAT on June 11, 2026.

•	Held approximately 15.3 million AVAX at quarter end, representing approximately $100 million in carrying value at June 30, 2026 prices.

•	Generated $1.5 million of staking revenue, net of fees, during the quarter and $3.6 million during the first half of 2026.

•	Continued to productively deploy the Company’s AVAX treasury through staking while evaluating opportunities to participate more deeply across the Avalanche ecosystem.

Financial Highlights

•	Reported net loss of $44.7 million, or $1.54 per share, for the second quarter of 2026.

•	Approximately $35.7 million of losses (around 80%) were attributable to market-driven losses on the Company’s AVAX holdings, including fair value changes, realized losses and impairments.

•	Incurred approximately $15.2 million of one-time transaction costs associated with completing the business combination.

•	Reported core general and administrative expenses of approximately $3.5 million.

The Company’s second quarter results reflect both the decline in the market price of AVAX during the period and one-time expenses associated with completing its business combination. The vast majority of the Company’s reported net loss was attributable to market-driven changes in the value of its AVAX holdings and transaction-related expenses, rather than the ongoing cost of operating the business.

With the business combination complete, AVAT enters the second half of 2026 focused on its core strategy of accumulating AVAX, productively deploying its treasury and identifying opportunities to participate in the continued growth of the Avalanche ecosystem.

Treasury Strategy Update

AVAT’s treasury remains central to the Company’s strategy. As of June 30, 2026, the Company held approximately 15.3 million AVAX, representing approximately $100 million in carrying value at quarter-end prices.

The Company continues to stake its AVAX holdings to generate recurring yield. Staking revenue, net of fees, totaled approximately $1.5 million during the second quarter and $3.6 million during the first half of 2026.

AVAT believes its treasury strategy provides shareholders with differentiated public-market exposure to Avalanche while enabling the Company to productively deploy its holdings and participate in the broader growth of the ecosystem.

Avalanche Ecosystem Update

Despite a challenging market environment for digital assets, adoption and activity across the Avalanche ecosystem continued to advance during the quarter.

Avalanche’s C-Chain processed approximately 236 million transactions during the second quarter, marking a record quarter and the seventh consecutive quarter of transaction growth. Stablecoin transfer volume reached approximately $84 billion during the period.

Institutional and enterprise adoption also continued across global markets. FIFA operated its purpose-built blockchain using Avalanche technology during the 2026 FIFA World Cup. In Japan, Progmat announced plans to migrate more than $2 billion of tokenized securities onto Avalanche infrastructure. In Korea, KB Kookmin Card announced plans to build a stablecoin payment system and dedicated Layer 1 on Avalanche.

The Company believes these developments demonstrate the growing use of Avalanche infrastructure across tokenization, payments, stablecoins and consumer applications, while reinforcing Avalanche’s global reach and its potential role in the next generation of financial and digital infrastructure.

Looking ahead, AVAT continues to evaluate additional opportunities across the Avalanche ecosystem that the Company believes have the potential to create new sources of revenue and long-term value for shareholders.

Conference Call Information

AVAT management will host a conference call to discuss second quarter 2026 financial results on Wednesday, August 26, 2026, at 4:00 p.m. ET.

Following the presentation, the recording along with supplemental presentation materials will be available on the Investor Relations section of AVAT’s website.

About AVAT

AVAT (Avalanche Treasury Co.) is a Nasdaq-listed company that provides investors with exposure to the Avalanche ecosystem as businesses move on-chain. Investors in AVAT hold shares in a publicly listed company whose value is tied to Avalanche, the blockchain technology platform of choice for some of the world’s most recognized and trusted institutions. AVAT is designed for those who want access to the blockchain infrastructure that offers flexibility, interoperability, and speed without holding a digital asset directly. For more information, visit avat.com.

About Avalanche

Avalanche is a technology platform built for business. Enterprises, financial institutions, consumer applications, and governments run core infrastructure on Avalanche as it provides reliability, compliance, and speed. For more information, visit avax.network.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding AVAT’s operating and financial performance and its ability to execute its strategy, improve operational opportunities, and increase shareholder value through accumulation of AVAX, productive deployment of treasury and positioning of AVAT to participate in the continued institutional adoption of Avalanche; AVAT’s ability to provide shareholders with differentiated public-market exposure to Avalanche; productive deployment by AVAT of its holdings; participation of AVAT in the growth of the Avalanche ecosystem; the generation of recurring yield through AVAX staking; the growing use of Avalanche infrastructure across tokenization, payments, stablecoins and consumer applications; Avalanche’s role in the next generation of financial and digital infrastructure; the markets, products, and services available on the Avalanche network; and any repurchases pursuant to the share repurchase program. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in AVAT’s Quarterly on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 19, 2026, AVAT’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 10, 2026 and in AVAT’s other filings with the SEC.

Forward-looking statements speak only as of the date of this press release, and AVAT assumes no obligation to update such forward-looking statements, except as required by law.

AVAT intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on AVAT’s website. As a result, AVAT encourages investors and others interested to review the information that it posts and to monitor such portions of AVAT’s website and social media channels on a regular basis, in addition to following AVAT’s press releases, SEC filings, and public conference calls and webcasts. The contents of AVAT’s website and social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Contact:

Investor Relations:

Email: ir@avat.com

Website: avat.com/investor-relations

Media Relations:

Email: media@avat.com